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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Belden Inc. Employee Stock Purchase Plan (No. 33-66830), the Belden Inc. Long-Term Incentive Plan (No. 33-83154), the Belden Inc. Non-Employee Director Stock Plan (No. 333-11071), and the Belden Inc. Long-Term Incentive Plan (No. 333-74923) of our report dated January 25, 2000, with respect to the consolidated financial statements of Belden Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                         /s/ Ernst & Young LLP


March 21, 2000